SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___ )

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INFODATA SYSTEMS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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INFODATA SYSTEMS INC.

Corporate Headquarters
13454 Sunrise Valley Drive, Suite 500
Herndon, Virginia 20171

NOTICE OF THE 2004 ANNUAL MEETING OF SHAREHOLDERS

May 26, 2004

The Annual Meeting of the Shareholders of Infodata Systems Inc. (the “Company”) will be held at the Company’s Corporate Headquarters on Wednesday, May 26, 2004, at 9:00 a.m. for the following purposes:

1.	To elect seven directors to serve until their respective successors are elected and qualified;

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record as of the close of business on April 5, 2004, are entitled to notice of and to vote at the meeting. You are requested to sign, date and return the accompanying proxy card in the enclosed, self-addressed envelope. You may withdraw your Proxy at the meeting if you are present and desire to vote your shares in person.

By order of the Board of Directors /s/ Norman F. Welsch
Norman F. Welsch, Secretary

Dated:	Herndon, Virginia April 21, 2004

YOUR VOTE IS IMPORTANT, PLEASE RETURN YOUR SIGNED PROXY PROMPTLY.

INFODATA SYSTEMS INC.
PROXY STATEMENT

General Information

        The enclosed Proxy is solicited by the Company’s Board of Directors. It may be revoked in writing at any time by written notice delivered to the Secretary of the Company before it is voted or it may be withdrawn at the meeting and voted in person. If not revoked or withdrawn, the shares represented by the Proxy will be voted in the manner directed therein. If a choice is not specified, the Proxy will be voted FOR the election of the Board of Directors’ nominees.

        A majority of the vote of shareholders present in person or by proxy is required for the election of the nominees to the Board of Directors. On April 5, 2004, the record date for eligibility to vote, the Company had 5,076,907 outstanding shares of Common Stock, par value $.03 per share. Each share of Common Stock outstanding is entitled to one vote. No other class of securities is issued or outstanding.

        A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes for the remainder of the meeting or adjournments thereof. Abstentions and broker non-votes (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto) are counted only for purposes of determining whether a quorum is present.

        Votes cast by proxy or in person at the annual meeting will be tabulated by the Inspectors of Election appointed by the Company for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The Inspectors of Election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the Inspectors of Election with respect to that matter.

Election of Directors

        Seven directors are to be elected by the shareholders, each director so elected to hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified. The persons named as proxies in the enclosed form intend to cast all votes for the election of the seven nominees of the Board of Directors listed below, unless the proxy instructs otherwise. In the event that any of the seven nominees should not continue to be available for election, discretionary authority will be exercised to seek a substitute. No circumstances are now known which would render any nominee unavailable.

Information About Nominees

        The ages, principal occupations, and employment during the past five years for each nominee for director are set forth below:

Richard T. Bueschel	Age 71	Director since 1992

        Mr. Bueschel has been the Chairman of the Board of Directors and the Chairman of the Executive Committee of the Company since January 1993 and was acting Chief Executive Officer of the Company from April 1997 to November 1997, from July 1998 through October 1998, and from September 2002 to November 2002. Since 1988, he has been the Chief Executive Officer of Northern Equities, Inc., an investment and management firm. Mr. Bueschel is Chairman of the Board of Communications Management Systems, Inc., a telecommunications software company; a director of Iron Speed, Inc., a software tools company; and a director of Study.Net Corporation, a developer of internet-based education software.

Alan S. Fisher	Age 43	Director since 1997

        Mr. Fisher has been a director of the Company since July 1997 and its Vice Chairman since July 1998.  Mr. Fisher is presently Chairman of Iron Speed, Inc., a software tools company. From January 2001 to October 2001, he was a Managing Director of Outlook Ventures, LLC, a venture capital firm.  In January 2000, Mr. Fisher co-founded Wingspring, Inc., a venture capital firm, and was a general partner until January 2001.  In July 1994, he co-founded ONSALE, Inc. (now Amazon.com), a company engaged in online retail.  From July 1994 to December 1999, Mr. Fisher was the Vice President of Development & Operations, the Chief Technology Officer, and director of ONSALE, Inc.  Mr. Fisher was a co-founder and, from 1988 to July 1997, President and Chairman of Software Partners, Inc., a software development company and parent of Ambia Corporation.

Christine Hughes	Age 57	Director since 2000

        Ms. Hughes has been a director of the Company since August 2000. Ms. Hughes is co-founder and Chief Executive Officer of greatdogbakery.com, an online retail and wholesale pet foods business. Ms. Hughes was previously co-founder and Chief Executive Officer of Achievement Plus, a private company focused on providing year-round tutoring to students in grades K-12. She also serves as a venture partner with Avansis Ventures, an early stage venture capital fund. From September 1999 through July 2001, she was the Chairman of Highway 1, a 501(c)(3) non-profit organization that educates the government on the potential of information technology. From 1996 to 1999, Ms. Hughes was the Senior Vice President of Marketing and Business Development for Secure Computing Corporation, a provider of e-commerce security solutions. Ms. Hughes currently serves as a board advisor for Whale Communications Ltd., a private security software company; director of Public Technology, Inc., whose mission is to bring the benefits of technology to state and local governments; and a member of Employer Support for Guard/Reserve in Washington, DC.

Robert M. Leopold	Age 78	Director since 1992

        Mr. Leopold has been a director of the Company since 1992. Since 1977, Mr. Leopold has been President of Huguenot Associates, Inc., a financial and business consulting firm. Currently, he is a director of Standard Security Life Insurance Company of New York, a wholly owned subsidiary of Independence Holding Company, Inc. Mr. Leopold has been a Managing Director of Certus Partners, Inc., a management consulting company, since 1999.

Edwin A. Miller	Age 34	Director since 2002

        Mr. Miller has been the President, Chief Executive Officer, and a director of the Company since November 2002. From 2000 to 2002, Mr. Miller was the President and Chief Executive Officer of Ikimbo, Inc., a B2B enterprise software company. From 1999 to 2000, he was President and Chief Operating Officer of XML Solutions, an enterprise software and services company. From 1996 to 1999, as a Co-Founder and Vice President of Conducent Technologies, Inc., an enterprise software company, he held various positions in technology, finance and accounting, and sales and marketing. From 1993 to 1996, Mr. Miller served in various roles in sales, marketing, international M&A, and technology with PSINet, an Internet service provider.

Isaac M. Pollak	Age 53	Director since 1993

        Mr. Pollak has been a director of the Company since 1993. Since 1980, Mr. Pollak has been President and Chief Executive Officer of LGP Ltd., a developer and marketer of promotional items.

Millard H. Pryor, Jr.	Age 70	Director since 1992

        Mr.        Pryor has been a director of the Company since 1992. He has been Managing Director of Pryor & Clark Company, an investment holding company, since September 1970. He is a director of CompuDyne Corporation, a manufacturing and engineering firm; Hoosier Magnetics, Inc., a producer of hard ferrite magnetic powders; and The Hartford Mutual Funds, an investment company.

Board Committees

        The Board of Directors is responsible for the overall affairs of the Company and held ten meetings either in person or by telephone during the year ended December 31, 2003. To assist in carrying out this responsibility, the Board has delegated certain authority to the committees described below.

        The Executive Committee members are Richard T. Bueschel, Alan S. Fisher, Christine Hughes, Robert M. Leopold and Edwin A. Miller. The Executive Committee may exercise any of the powers and perform any of the duties of the Board of Directors, subject to the provisions of the law and certain limits imposed by the Board of Directors. During the year ended December 31, 2003, the Executive Committee held ten meetings either in-person or by telephone.

        The Audit Committee, which consists of Messrs. Leopold, Fisher and Millard H. Pryor, Jr., is responsible for overseeing the accounting and financial reporting processes of the Company, the appointment and oversight of the Company’s independent auditor, consulting with the independent auditor regarding the adequacy of internal accounting controls and reviewing the scope of the audit and results of the audit examination. The Board of Directors has determined that Mr. Leopold qualifies as an “audit committee financial expert” within the meaning of rules of the Securities and Exchange Commission. During 2003, the Audit Committee held four meetings.

        The Nominating and Corporate Governance Committee (previously named the Nominating Committee) reviews and makes recommendations to the Board of Directors regarding the selection of members to serve as committee members of the Board as well as directors of the Company and oversees implementation of the Board’s corporate governance guidelines. Messrs. Bueschel, Fisher and Pryor are the members of the committee, which held one meeting in 2003. The Charter of the Nominating and Corporate Governance Committee is set forth on the Company’s website www.infodata.com.

        The Compensation Committee of the Board of Directors held an average of one meeting per month in 2003 either in person or by telephone. Ms. Hughes, Messr. Pryor and Isaac M. Pollack are members of the committee. The Compensation Committee is responsible for determining the compensation of officers of the Company and reviews and makes recommendations to the Board of Directors regarding the compensation and benefits policies and practices of the Company. A copy of the Charter of the Compensation Committee is set forth on the Company’s website www.infodata.com.

        Each of the members of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee is “independent” within the meaning of rules of the Nasdaq Stock Market. During 2003, each of the directors attended at least 75% of the aggregate of the total meetings of the Board of Directors and committees of the Board on which he or she served.

Policy Regarding Director Nominating Process

        In March 2004, the Nominating Committee of the Board of Directors was renamed the “Nominating and Corporate Governance Committee.” The Nominating and Corporate Governance Committee’s responsibilities were expanded to respond to the recent amendments to the corporate governance listing standards of the Nasdaq Stock Market to which the Company is not legally subject but with which the Board desires to voluntarily and substantially comply. The Committee has adopted a policy pursuant to which a shareholder who has owned at least 5% of the Company’s outstanding shares of common stock for at least two years may recommend a director candidate that the Committee will consider when there is a vacancy on the board either as a result of a director resignation or an increase in the size of the board. Such recommendation must be made in writing addressed to the Chairperson of the Nominating and Corporate Governance Committee at the Company’s principal executive offices and must be received by the Chairperson at least 120 days prior to the anniversary date of the release of the prior year’s proxy statement. Although the Committee has not formulated any specific minimum qualifications that must be met by a nominee that the Committee recommends to the board, the factors it will take into account, which are set forth in the Committee’s Charter, will include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. There will be no differences between the manner in which the Committee evaluates a nominee recommended by a shareholder and the manner in which the Committee evaluates nominees recommended by other persons.

Policy Regarding Shareholder Communication with Directors

        Shareholders desiring to communicate with a director, the non-management directors as a group or the full board may address such communication to the attention of the Secretary of the Company at the Company’s executive offices and such communication will be forwarded to the intended recipient or recipients.

Policy Regarding Director Attendance at Annual Meetings

        The Company has adopted a policy that each director should attend each annual meeting of shareholders. All seven members of the Board of Directors attended last year’s annual meeting that was held on May 21, 2003.

Meetings of Non-Management Directors

        Non-management members of the Board of Directors conduct at least two regularly scheduled meetings per year without members of management being present. The Chairman of the Board of Directors serves as the presiding director of such meetings.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

        In March 2004, the Board of Directors voluntarily adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics for Directors, Officers and Employees pursuant to rules of the Securities and Exchange Commission and in substantial compliance with recently amended Nasdaq Stock Market corporate governance listing standards. Copies of these documents are set forth on Company’s website www.infodata.com.

EXECUTIVE COMPENSATION, TRANSACTIONS AND EMPLOYEE BENEFIT PLANS

        The following Summary Compensation Table sets forth for the Company’s President and all other executive officers who were serving on December 31, 2003, and whose total annual salary and bonuses exceeded $100,000, the amount and nature of all compensation awarded to, earned by or paid to such individual for the fiscal year indicated for services rendered in all capacities.

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long Term Compensation
							Awards		Payout
Name and Principal Position	Year	Salary ($)	Bonus($)		Other ($)		Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	Long-Term Incentive Plan Payouts ($)	All Other Compensation ($) (10)
Edwin A. Miller(1)	2003	$184,122	$60,158	(2)	$1,000	(3)	--	100,000	--	$5,247
President and Chief	2002	$13,700	--		--		$16,500	150,000	--	--
Executive Officer	2001	--	--		--		--	--	--	--
Troy W. Hartless(4)	2003	$155,090	$40,164	(5)	--		--	80,000	--	$4,600
Vice President & GM,	2002	--	--		--		--	--	--	--
Government and	2001	--	--		--		--	--	--	--
Commercial Division
Terry R. Anderson(6)	2003	$143,248	$3,544		--		--	2,000	--	$2,571
Vice President, Corporate	2002	97,617	--		--		--	15,000	--	$2,770
Training	2001	$108,368	$16,000		--		--	--	--	$3,293
Norman F. Welsch(7)	2003	$116,626	$18,839	(8)	--		$6,125	80,000	--	$3,086
Chief Financial Officer and	2002	--	--		--		--	--	--	--
Corporate Secretary	2001	--	--		--		--	--	--	--
Lyall E. Vanatta(9)	2003	$104,679	$5,965		--		--	35,000	--	--
Vice President, Marketing	2002	--	--		--		--	--	--	--
	2001	--	--		--		--	--	--	--

(1)	The employment of Edwin A. Miller commenced on November 15, 2002.

(2)	Includes $35,000 earned in 2003 and paid in 2004.

(3)	Consists of a monthly automobile allowance of $500, effective November 2003.

(4)	The employment of Mr. Hartless commenced on December 30, 2002.

(5)	Includes $17,500 earned in 2003 and paid in 2004.

(6)	Mr. Anderson resigned employment with the Company effective April 8, 2004.

(7)	The employment of Mr. Welsch commenced on January 27, 2003.

(8)	Includes $10,000 earned in 2003 and paid in 2004.

(9)	The employment of Mr. Vanatta commenced on February 5, 2003.

(10)	Consists of Company contributions to the Infodata Systems Inc. 401(k) Retirement Plan on behalf of the named officers.

Stock Options

        The following tables set forth certain information regarding the grant and exercise of options to purchase the Company’s Common Stock with respect to the named executive officers during 2003.

OPTION GRANTS IN 2003

Individual Grants

Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted To Employees During Year	Exercise Price ($/SH)	Expiration Date
Edwin A. Miller	100,000	(1)	13.9%	$1.005	11/15/2013
Troy W. Hartless	40,000	(2)	5.5%	$0.40	1/14/2013
	40,000	(3)	5.5%	$0.82	7/30/2013
Terry R. Anderson	2,000	(3)	--	$0.82	7/30/2013
Norman F. Welsch	40,000	(4)	5.5%	$0.49	1/27/2013
	40,000	(3)	5.5%	$0.82	7/30/2013
Lyall E. Vanatta	15,000	(5)	2.1%	$0.475	2/25/2013
	20,000	(6)	2.8%	$0.80	8/11/2013

(1)	Exercisable as follows: 25.0% on and after November 15, 2003 and 25.0% annually thereafter.

(2)	Exercisable as follows: 12.5% on and after July 14, 2003 and 6.25% quarterly thereafter.

(3)	Exercisable as follows: 12.5% on and after January 30, 2004 and 6.25% quarterly thereafter.

(4)	Exercisable as follows: 12.5% on and after July 27, 2003 and 6.25% quarterly thereafter.

(5)	Exercisable as follows: 12.5% on and after August 25, 2003 and 6.25% quarterly thereafter.

(6)	Exercisable as follows: 12.5% on February 11, 2004 and 6.25% quarterly thereafter.

AGGREGATE OPTION EXERCISES IN 2003 AND

DECEMBER 31, 2003 OPTION VALUES

			Number of Securities Underlying Unexercised Options at 12/31/03 (#)	Value of Unexercised In-the-Money Options at 12/31/03 ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Edwin A. Miller	--	--	100,000/150,000	$72,750/$72,750
Troy W. Hartless	--	--	7,500/72,500	$7,275/$70,325
Terry R. Anderson	--	--	29,063/12,437	$4,547/$11,943
Norman F. Welsch	--	--	7,500/72,500	$7,275/$70,325
Lyall E. Vanatta	--	--	2,813/32,187	$2,729/$31,221

(1)	The closing market price of the Company’s Common Stock on December 31, 2003, was $0.97.

        The following table sets forth information as of December 31, 2003, regarding the Company’s equity compensation plans.

EQUITY COMPENSATION PLAN TABLE

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans
approved by security
holders	1,714,693	$1.0105	786,420
Equity compensation plans
not approved by security
holders	--	--	--

Total	1,714,693	$1.0105	786,420

Agreements With Executives

        On November 19, 2002, Edwin A. Miller joined the Company as President and Chief Executive Officer, and was subsequently elected a director. Pursuant to the terms of his employment agreement dated as of November 15, 2002, in addition to an annual base salary, Mr. Miller receives a cash incentive bonus targeted to be $120,000 if the Company achieves certain performance criteria as approved by the Board of Directors. At the time of his employment, Mr. Miller was issued 100,000 shares of restricted common stock of the Company and granted an incentive stock option to purchase 150,000 shares of common stock, which vests over a three-year period. The employment agreement provides that in the event Mr. Miller is terminated without cause, he is to receive a maximum lump-sum severance payment of six months of salary. On November 15, 2003, Mr. Miller’s annual salary was increased to $225,000, he was granted an additional incentive stock option to purchase 100,000 shares of common stock, which vests over a three-year period, and his severance was modified to provide for the payment of twelve months of salary in the event of a Change in Control of the Company.

Director Compensation

        During 2003, non-employee directors received quarterly non-qualified stock option grants to purchase a predetermined number of shares of Common Stock at an exercise price equal to the fair market value of the Company’s Common Stock as of the date of issuance. Messrs. Bueschel and Leopold each received quarterly grants to purchase 7,000 shares, and all other non-employee directors each received quarterly grants to purchase 5,000 shares.

        During 2003, the Company paid fees totaling $11,700 to Richard T. Bueschel in his capacity as Chairman of the Board of Directors. During 2003, the Company paid fees totaling $15,500 to Robert M. Leopold in his capacity as Chairman of the Audit Committee. Messrs. Fisher, Pollack, Pryor and Ms. Hughes received no cash compensation for services as a director in 2003.

        Any director who is an employee of the Company receives no additional compensation for serving as a director.

Stock Option Plan

        In 1995, the Board of Directors adopted and the Company’s shareholders approved the 1995 Stock Option Plan (the “1995 Plan”), which (i) consolidated the Company’s 1991 Incentive Stock Option Plan and 1992 Non-Qualified Stock Option Plan and (ii) provided for the automatic grant of stock options to the members of the Compensation Committee of the Company’s Board of Directors. Pursuant to an amendment to the 1995 Plan approved by shareholders at the Company’s 2001 Annual Meeting of Shareholders, the number of shares authorized for issuance under the Plan is annually increased by an amount of shares equal to 2% of the total authorized common shares of the Company, for a total annual increase of 240,000 shares. As of December 31, 2003, a total of 2,501,000 shares of Common Stock have been authorized for issuance under options granted and to be granted under the 1995 Plan at exercise prices that will not be less than 100% of the fair market value of the underlying shares on the date of grant of the option. As of December 31, 2003, options to purchase a total of 1,714,693 shares of Common Stock under the 1995 Plan, at prices ranging from $0.12 to $5.438 per share were outstanding, and a total of 786,420 shares were available for options not yet granted.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than 10% of the Company’s outstanding Common Stock, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. A Statement of Changes of Beneficial Ownership of Securities on Form 4 is required to be filed by the second business day following the date on which a change in a reporting person’s beneficial ownership of securities occurred. An Annual Statement of Changes in Beneficial Ownership on Form 5 may be required to be filed by February 15th of each year to report certain specified transactions.

        Based on its review of the reports filed under Section 16(a) of the Exchange Act, the Company believes that all reports of securities ownership and changes in such ownership required to be filed during 2003 were timely filed except that an option granted on July 30, 2003 to Troy W. Hartless, Terry R. Anderson, and Norman F. Welsch, officers of the Company, which should have been reported by August 1, 2003, was reported on August 5, 2003.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners

        The following table sets forth certain information as to each person known to be a beneficial owner of more than five percent of the Common Stock of the Company as of April 5, 2004. Each beneficial owner has sole voting and investment power with respect to such shares, unless otherwise specified below.

Name and Address Of Beneficial Owner(4)	Number of Shares		Percent of Class
Richard T. Bueschel
Northern Equities, Inc.	328,999	(1)	6.45%
42 Riverside Drive
Lebanon, NH 03766
Alan S. Fisher
8 Deer Oaks Drive	557,707	(2)	10.96%
Pleasanton, CA 94588
Isaac M. Pollak	272,239	(3)	5.35%
1175 Park Avenue, Apt.C-6
New York, NY 10128

(1)	Includes 197,282 shares subject to presently exercisable stock options.

(2)	Includes 429,075 shares owned by The Fisher Trust for which Mr. Fisher has sole voting and investment power. Includes 128,632 shares subject to presently exercisable stock options.

(3)	Includes 115,262 shares subject to presently exercisable stock options.

(4)	The above table does not include Bruce H. Paul, a private investor who filed a 13-G on January 12, 2004, indicating the aggregate beneficial ownership of 251,500 shares, which on that date was approximately 5.0% of the outstanding shares of the Company.

Security Ownership of Management

        The following table sets forth certain information regarding the beneficial ownership of the Company’s shares of Common Stock owned on April 5, 2004 by each of the Company’s directors, each of the above named executive officers, and by all directors and executive officers as a group. Each person has sole voting and investment power with respect to such securities, unless otherwise specified below.

Name of Individual	Amount and Nature of Beneficial Ownership		Percent of Class
Richard T. Bueschel	328,199	(1)	6.45%
Edwin A. Miller	202,200	(2)	3.97%
Alan S. Fisher	557,707	(3)	10.96%
Christine Hughes	125,399	(4)	2.46%
Robert M. Leopold	236,024	(5)	4.64%
Isaac M. Pollak	272,239	(6)	5.35%
Millard H. Pryor, Jr	146,490	(7)	2.88%
Troy W. Hartless	24,674	(8)	0.48%
Norman F. Welsch	40,769	(8)	0.80%
Lyall E. Vanatta	8,438	(9)	0.17%
All directors and executive
officers as a group (14 persons)	1,999,266	(10)	39.29%

(1)	Includes 197,282 shares subject to presently exercisable stock options.

(2)	Includes 100,000 shares subject to presently exercisable stock options or stock options exercisable within 60 days.

(3)	Includes 429,075 shares owned by The Fisher Trust for which Mr. Fisher has sole voting and investment power. Includes 128,632 shares subject to presently exercisable stock options.

(4)	Includes 117,699 shares subject to presently exercisable stock options.

(5)	Includes 123,384 shares subject to presently exercisable stock options.

(6)	Includes 115,262 shares subject to presently exercisable stock options.

(7)	Includes 100,797 shares subject to presently exercisable stock options.

(8)	Includes 20,000 shares subject to presently exercisable stock options.

(9)	Includes 8,438 shares subject to presently exercisable stock options.

(10)	Includes 980,120 shares subject to presently exercisable stock options or stock options exercisable within 60 days.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Company’s Board of Directors, which currently consists of Messrs. Leopold (Chairman), Fisher and Pryor, is governed by its Charter. All the members of the Audit Committee are “independent” as defined in the rules of the Securities and Exchange Commission and Nasdaq.

        The Audit Committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2003, with management of the Company and its independent auditing firm, Grant Thornton LLP. In that connection, the Audit Committee discussed with Grant Thornton LLP the matters required to be discussed by Statement of Accounting Standards No. 61 (“SAS 61”). SAS 61 requires an auditor to communicate certain matters relating to the conduct of an audit to the Audit Committee, including: (i) methods used to account for significant unusual transactions; (ii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; (iv) any disagreements with management regarding the application of accounting principles, the basis for management’s accounting estimates, the disclosures in the financial statements and the wording of the auditor’s report; (v) the auditor’s judgments about the quality, and not just the acceptability, of the Company’s accounting principles as applied in its financial reporting; and (vi) the consistency of application of the accounting principles and underlying estimates and the clarity, consistency and completeness of the accounting information contained in the financial statements, including items that have a significant impact on the representational faithfulness, verifiability and neutrality of the accounting information.

Audit Committee Policies and Procedures For Pre-Approval of Independent Auditor Services

        The following describes the Audit Committee’s policies and procedures regarding pre-approval of the engagement of the Company’s independent auditor to perform audit as well as permissible non-audit services for the Company.

        For audit services, the independent auditor will provide the Committee with an engagement letter during the March-May quarter of each year outlining the scope of the audit services proposed to be performed in connection with the audit of the current fiscal year. If agreed to by the Committee, the engagement letter will be formally accepted by the Committee at an Audit Committee meeting held as soon as practicably possible following receipt of the engagement letter. The independent auditor will submit to the Committee for approval an audit services fee proposal after acceptance of the engagement letter.

        For non-audit services, company management may submit to the Committee for approval (during June or September of each fiscal year) the list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. The list of services must be detailed as to the particular service and may not call for broad categorical approvals. Company management and the independent auditor will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Committee will consider for approval both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

        To ensure prompt handling of unexpected matters, the Audit Committee delegates to its Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair will report any action taken pursuant to this delegation to the Committee at its next meeting.

        All audit and non-audit services provided to the Company are required to be pre-approved by the Committee. The Chief Financial Officer of the Company will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

        In addition, the Audit Committee received from Grant Thornton LLP the written disclosures and the letter required by Independence Standards Board Statement No. 1 (“ISB 1”) and discussed Grant Thornton LLP’s independence with Grant Thornton LLP. Pursuant to ISB 1, Grant Thornton LLP (i) disclosed to the Audit Committee all relationships between Grant Thornton LLP and its related entities that in Grant Thornton LLP’s professional judgment may reasonably be thought to bear on independence, and (ii) confirmed in the letter that, in its professional judgment, it is independent of the Company.

        Based on the above-referenced review and discussions, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-KSB for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors
Robert M. Leopold (Chairman) Alan S. Fisher Millard H. Pryor, Jr.

INDEPENDENT PUBLIC ACCOUNTANTS

        On December 5, 2002, the Company filed a Form 8-K with the U.S. Securities and Exchange Commission, stating that effective as of December 5, 2002, the Company dismissed its prior certifying accountants, PricewaterhouseCoopers LLP and retained as its new certifying accountants, Grant Thornton LLP. For the year ended December 31, 2001, the report by PricewaterhouseCoopers LLP contained an explanatory paragraph relating to the Company’s ability to continue as a going concern. During the Company’s two most recent years, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. Upon receipt of approval of the Audit Committee of the Company’s Board of Directors, the Company engaged Grant Thornton LLP. During the Company’s two most recent years, and during any subsequent period through December 5, 2002, the Company did not consult with Grant Thornton LLP on any accounting or auditing issues.

        The Company has authorized PricewaterhouseCoopers LLP to respond fully to any inquiries by Grant Thornton LLP concerning the above.

        A representative of Grant Thornton LLP is expected to be available during the Company’s Annual Meeting of Shareholders via telephone and will be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

Audit Fees

        The aggregate fees billed by Grant Thornton LLP for each of the last two fiscal years for professional services rendered in connection with the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Quarterly Reports on Form 10-QSB were $0 in 2002, and $91,315 in 2003.

        The aggregate fees billed by PricewaterhouseCoopers LLP for each of the last two fiscal years for professional services rendered in connection with the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Quarterly Reports on Form 10-QSB were $75,300 in 2002, and $0 in 2003.

Audit-Related Fees

        The aggregate fees billed by Grant Thornton LLP for each of the last two fiscal years for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements other than those reported in the foregoing “Audit Fees” subsection were $0 in 2002, and $5,667 in 2003. In 2003, such fees related to participation in Audit Committee meetings.

        The aggregate fees billed by PricewaterhouseCoopers LLP for each of the last two fiscal years for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements other than those reported in the foregoing “Audit Fees” subsection were $0 in 2002, and $8,050 in 2003. In 2003, such fees related to services rendered in connection with the transition to Grant Thornton LLP.

Tax Fees

        The aggregate fees billed by Grant Thornton LLP for each of the last two fiscal years for professional services rendered to the Company for tax compliance, tax advice and tax planning were $0 in 2002, and $16,200 in 2003. In 2003, the fees related to the preparation of federal and state income tax returns for 2002.

        The aggregate fees billed by PricewaterhouseCoopers LLP for each of the last two fiscal years for professional services rendered to the Company for tax compliance, tax advice and tax planning were $19,000 in 2002, and $0 in 2003. In 2002, the fees related to the preparation of federal and state income tax returns for 2001.

All Other Fees

        The aggregate fees billed by Grant Thornton LLP for each of the last two fiscal years for products and services other than those reported in the foregoing subsections were $0 in 2002, and $0 in 2003.

        The aggregate fees billed by PricewaterhouseCoopers LLP for each of the last two fiscal years for products and services other than those reported in the foregoing subsections were $3,433 in 2002, and $0 in 2003. In 2002, the fees related to advisory services in connection with merger activities.

SOLICITATION OF PROXIES

        The Company will bear the cost of solicitation of proxies. In addition to solicitation by the use of mail, some officers, without extra compensation, may solicit proxies personally and by telephone and other means. The Company may request banks, brokers, nominees, custodians, and fiduciaries to forward soliciting material to the beneficial owners of shares registered in their names. The Company will reimburse such persons for their expense incurred in such assistance.

SHAREHOLDERS’ PROPOSALS

        Proposals of shareholders intended to be presented at the 2005 Annual Meeting must be received at the Company’s Corporate Headquarters, 13454 Sunrise Valley Drive, Suite 500, Herndon, Virginia 20171, for inclusion in the Company’s Proxy Statement and form of proxy relating to that Annual Meeting, no later than December 1, 2004 (i.e., approximately 120 days prior to the expected mailing of the Proxy Statement). A shareholder desiring to submit a proposal to be voted on at next year’s Annual Meeting, but not desiring to have such proposal included in next year’s Proxy Statement relating to that meeting, should submit such proposal to the Company by February 15, 2005 (i.e., at least 45 days prior to the expected mailing of the Proxy Statement). Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the Proxy Statement.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, to shareholders at the Annual Meeting, any matter other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment. Abstentions, broker non-votes, and withheld votes are voted neither “for” nor “against” a proposal, but are counted in the determination of a quorum.

        In accordance with the terms of indemnification agreements with each of its directors and officers, the Company maintains directors and officers liability insurance, $1,000,000 in the aggregate for the policy year, under an agreement with Royal Indemnity Company. This policy, effective for the period June 3, 2003, to June 3, 2004, covers each director and officer of the Company and required a one-time premium payment totaling $31,500. During 2003, no sums were paid under this or any other indemnification insurance contract.

By order of the Board of Directors /s/ Norman F. Welsch
Norman F. Welsch, Secretary

Dated:	Herndon, Virginia April 21, 2004

INFODATA SYSTEMS INC.

The undersigned hereby appoints EDWIN A. MILLER and NORMAN F. WELSCH, or either of them individually, with full power of substitution, to act as proxy and to represent the undersigned at the 2004 annual meeting of shareholders and to vote all shares of common stock of Infodata Systems Inc. which the undersigned is entitled to vote and would possess if personally present at said meeting to be held at the Company’s Corporate Headquarters, 13454 Sunrise Valley Drive, Suite 500, Herndon, Virginia, on Wednesday, May 26, 2004, at 9:00 a.m. and at all adjournments thereof upon the following matters:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ON THE REVERSE SIDE. PROXIES ARE GRANTED THE DISCRETION TO VOTE UPON ALL OTHER MATTERS THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

INFODATA SYSTEMS INC.

May 26, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. [X]

1. [ ] [ ] [ ]	Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: o Richard T. Bueschel o Alan S. Fisher o Christine Hughes o Robert M. Leopold o Edwin A. Miller o Isaac M. Pollak o Millard H. Pryor, Jr.

INSTRUCTION:	To withhold authority for any individual nominee(s), Mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]		Please check here if you plan to attend the meeting. [ ]

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.